Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated August 14, 2003, except for notes 8 and 9, which are as of December 19, 2003, and note 19, which is as of September 9, 2004, relating to the financial statements of Adherex Technologies Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Auditor” and “Statement by experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

September 16, 2004